Exhibit 10.15

LEASE

THIS LEASE is made this 21st day of May, 2003, by and between SCP PARK MEADOWS, LLC, an Indiana limited liability company, having a mailing address of 280 East 96th Street, Suite 250, Indianapolis, Indiana, 46240 (hereinafter referred to as “Landlord”) and REVCARE, INC., a Nevada corporation, having a mailing address of 5400 Orange Avenue, Suite 200, Cypress, California 90630 (hereinafter referred to as “Tenant”).

WITNESSETH:

IN CONSIDERATION of the rent, hereinafter reserved, and the covenants herein contained, the Landlord and Tenant hereby agree as follows:

ARTICLE I

DEMISE

Landlord does hereby grant, demise, and lease to Tenant, and Tenant hereby takes and leases from Landlord, upon the terms and conditions, hereinafter set forth the premises commonly known as 5400 Orange Avenue, Cypress, California  90630, containing approximately 53,471 square feet, a legal description of which is attached hereto as Exhibit A and by reference made a part hereof (the “Premises”).

ARTICLE II

TERM

Section 2.1                                      The term of this Lease shall be for twelve (12) years, (or until sooner terminated as herein provided) commencing on the       day of  May, 2003, and ending on the 30th day of May 2015 (the “Original Term”).

Section 2.2                                      Renewal.  Landlord grants to Tenant an option to extend the Original Term for two (2) additional term(s) of five (5) years each commencing at the expiration of the Original Term, providing that Tenant shall not be in default of any of Tenant’s obligations under this Lease at the time any such option is to be exercised.  Should Tenant elect to exercise any such option, Tenant shall do so by written notice received by Landlord at least six (6) months before the expiration of the Original Term or the previous extension term for which an option has been exercised.  In the event Tenant does not exercise an option to extend within the period allowed for the next successive additional term, all unexercised options shall become null and void.  The option(s) granted to Tenant in this Section are personal to Tenant and shall become null and void upon assignment of this Lease or subletting of the Premises, whether or not either of which occurs with or without Landlord’s consent.  Any renewal term shall be upon the same terms and conditions as herein set forth, except that the Base Rent shall be adjusted at the beginning of each such renewal term to the lesser of (a) the then-prevailing market rent for similar space in the same general geographical area as the Premises, with reference to such terms and conditions as would be offered to a Tenant for similar space, or (b) the Base Rent applicable at the end of the lease year immediately preceding the commencement of the subject renewal term.  In the absence of the agreement of the parties as to such rent within sixty (60) days of Tenant’s exercise of the an extension option, the determination of the Base Rent applicable to such renewal term shall be made by a real estate appraiser with at least five (5) years commercial appraisal experience in the County of Orange, approved by mutual agreement of the parties, or, in the absence thereof, by the mediator selected in accordance with the provisions of paragraph 19.18 hereof.

ARTICLE III

OCCUPANCY AND USE

Section 3.1                                      Use and Occupancy.  Tenant shall use and occupy the Premises only for offices carrying on the business of Tenant as such business is conducted on April 1, 2003 or for other general, professional and medical office use and for no other purpose except with the prior written consent of the Landlord.  Tenant (i) shall use the Premises for no unlawful purpose or act; (ii) shall commit or permit no waste or damage to the Premises; (iii) shall materially comply with and obey all laws, regulations, or orders of any governmental authority or agency; provided, however, Tenant shall promptly and fully comply with any order or instruction of any governmental agency or authority specifically directed to the Premises and (iv) shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of parties or injure or annoy them.  In the event Tenant does or permits anything to be done which results in an increase in the rate of casualty insurance upon the Premises, Tenant shall fully pay for any increased premiums or deductibles and, upon the written request of Landlord, shall promptly cease and/or cause to be terminated such usage.  Tenant agrees not to modify its current use or take any action which would decrease the value of the existing improvements or modify the structure thereof in a way that would decrease the value thereof.

Section 3.2                                      Condition of Premises.  Tenant hereby accepts the Premises “as-is” in its present condition. Landlord makes no representation or warranty as to the condition of the Premises and Tenant hereby acknowledges same.

Section 3.3                                      Continuous Use.  Tenant shall have the right to cease operating at the Premises; provided that, Tenant shall maintain the security of the Premises and the exterior appearance of the building located on the Premises in at least as good as condition as such existed on the date of this Lease.

ARTICLE IV

RENT

Section 4.1                                      Base Rent.

1.                                       Initial Rent.  Tenant covenants and agrees to pay, by cash or good funds, as rent for said Premises (without relief from valuation and appraisement laws) initially for the first three (3) years of the Original Term of this Lease, the sum of Fifty Three Thousand Nine Hundred Thirty Seven and no/100 Dollars ($53,937.00) per month, Six Hundred Forty Seven Thousand Two Hundred Forty Four and no/100 Dollars

($647,244.00) per annum payable without demand in advance on the first day of each calendar month during the term of this Lease at Landlord’s address stated above or such other place as Landlord may from time to time designate in writing.

2.                                       CPI Adjustments. Commencing on May 1, 2006, and on such date annually thereafter (the “Adjustment Date”), except as otherwise provided in Section 2.2 with respect to the first year of any renewal term, the Base Rent payable under this Lease shall be adjusted by the change, if any, from the Base Month (as defined below), in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI U (All Urban Consumers) for Los Angeles – Anaheim – Riverside, All Items (1982-1984=100) (the “CPI”).  The annual adjustments to Base Rent for each Lease year described in this Paragraph 2 shall be calculated as follows:  The Base Rent payable for the then-current Lease year shall be multiplied by a fraction, the numerator of which shall be the CPI applicable for the month of March occurring prior to the Adjustment Date, and the denominator of which shall be the CPI in effect during the immediately preceding Lease year for March 2003 (the “Base Month”) with an annual minimum increase of three percent (3%) and an annual maximum increase of seven percent (7%) per year, except in the first lease year of any renewal term, all as set forth below.  The sum so calculated shall constitute the Base Rent applicable to the next 12-month period under the Lease, but in no event shall any such new amount of Base Rent be less than the Base Rent payable during the Lease year immediately preceding the Adjustment Date, nor shall the annual percentage increase in Base Rent over the Base Rent payable for the immediately preceding Lease year be less than three percent (3%) nor more than seven percent (7%) of the Base Rent payable prior to such adjustment during the term of the Lease in any single year, except in the event that there is no annual increase in the first year of either of the renewal options described in Paragraph 1 of this Addendum are exercised, in which case the Base Rent for the first Lease year in such renewal term(s) shall be no lesser than the Base Rent in the immediately preceding lease year, then, for the remainder of such Lease renewal term, Base Rent shall be annually adjusted utilizing the same CPI in the same manner with an annual minimum increase of three percent (3%) and an maximum increase of seven percent (7%) per year.  All calculations of percentage changes in the CPI shall be rounded upwards or downwards, as applicable, to two decimal points.

3.                                       Partial Months; No Waiver.  In the event that the tenancy commences on a day other than the first day of any calendar month, rent covering the period from the commencement of the term hereof to the first day of the next successive calendar month (calculated on a pro-rata daily basis) shall be paid with the first regular installment of monthly rent hereunder. No acceptance by Landlord of a lesser sum than the Base Rent, reimbursement to Landlord, or any other charge then due shall be deemed to be other than on account of the earliest installment of same then due, and no endorsement or statement on any check or any letter accompanying any check or payment as to same shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment and any other amounts then due or to pursue any other remedy of Landlord set forth in this Lease.

Section 4.2                                      Additional Rent.  In addition to the rental set out in Section 4.1, above, Tenant agrees to pay as directed by Landlord either directly to third parties (in which event proof of payment shall be immediately furnished by Tenant to Landlord) or as reimbursement to Landlord immediately upon written request for payment following Tenant’s failure to pay directly in accordance with the terms of this Lease or following Landlord’s payment of such expense (without relief from valuation and appraisement laws) the following:

1.                                       Tenant agrees to pay before they become delinquent all Real Property Taxes (as defined below) imposed during the term of this Lease either in the name of the Landlord or Tenant, except taxes upon the franchise, income, estate, inheritance, tax levied by any jurisdiction in Indiana, or other similar taxes or impositions which may be levied or assessed against Landlord or its successor in title.  Evidence of such payment shall be received by Landlord at least five (5) business days prior to the delinquency date of such taxes.  If such evidence is not so received, Landlord may advance such amounts, at Tenant’s expense, and an Event of Default hereunder shall be deemed to have occurred.  “Real Property Taxes” means any form of assessment, license fee, commercial rental tax, levy, penalty, or tax imposed by an authority having direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against the Premises, as against any legal or equitable interest of Landlord in the             Premises, including all so-called special assessments, and every other charge, lien or expense accruing or payable during the term of this Lease in connection with the Premises, and also all taxes, licenses, fees or charges on account of any use which may be made of the Premises or any activity thereon during the term of this Lease.  Tenant shall pay prior to delinquency all taxes assessed and levied upon any equipment, trade fixtures and personal property of Tenant.

2.                                       Any insurance premiums or deductible amounts for any coverages in connection with all or any portion of the Premises paid by Landlord on its own behalf for which Tenant is responsible pursuant to Article IX.

3.                                       Any and all costs and expenses incurred in insuring (including premium costs), equipping, lighting, repairing, replacing, maintaining and policing the Premises and any common area constituting a part of the Premises in a first class condition consistent with the condition of the Premises following the completion of the tenant improvements described in Article XXIV and any and all obligations of the Premises resulting from shared ingress/egress and parking easements and/or rights with any adjoining parcel, including but not limited to, any dues, fees and/or assessments arising in connection with any and all documents creating easements and/or obligations with any adjoining parcel, excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, items of expense for or related to:  Real Estate Taxes; gardening and landscaping; interior and exterior window washing twice a year, trash collection services; utility systems; sprinkler systems; traffic control; insurance premiums and deductibles; repairs; painting; lighting; sanitary control; removal of snow, ice, trash, rubbish, garbage and other refuse; repair, replacement and maintenance of paving, roofs, canopies, facades and gutters; electricity for lighting the

Premises sign or any part thereof; depreciation on or rentals of machinery and equipment used for maintenance purposes; the cost of personnel to implement maintenance and/or security services, to direct parking and maintenance and repair costs and a management fee in the amount of $200.00 per month.

It is the purpose and intent of Landlord and Tenant that this is a net lease and that the Base Rent and all other sums payable by Tenant under this Lease shall, except as herein otherwise provided, be absolutely net to Landlord so that this Lease shall yield, net, to Landlord all sums specified to be received by Landlord, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises or any improvements thereon, except as herein otherwise provided in Article XXIV hereof, which may arise or become due during the term of this Lease shall be paid by Tenant and that Landlord shall be indemnified and save harmless by Tenant from and against the same.  Landlord shall notify Tenant five (5) calendar days in advance (except in the case of an emergency, in which event no notice shall be required) of any reimbursable costs being incurred by Landlord.  Landlord agrees not to incur repair or replacement expenses in connection with the Premises which are disputed in writing by Tenant unless such expenses are incurred either (a) in the case of an emergency, or (b) in order to keep the Premises in the condition required in Section 5.3 hereof.

Section 4.3                                      Past Due Payments.  If any monthly installment of Base Rent or other payment required under this Lease remains unpaid after the fifth (5th) day of the calendar month in which it is due, a one-time late charge equal to five percent (5%) of the accrued and unpaid amount may be charged by Landlord for the purpose of defraying the additional expenses incident to the handling of such overdue amount.  If Tenant shall fail to pay, when the same is due and payable, any other payment owing from Tenant to Landlord pursuant to this Lease, or if any monthly installment remains unpaid for more than thirty (30) days after the date due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of twelve percent (12%) per annum but shall not exceed the maximum rate allowed by law.

Section 4.4                                      Security Deposit.  Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord two (2) irrevocable unconditional letters of credit from an institution acceptable to Landlord (the “Letters of Credit”), receipt of which are hereby acknowledged by Landlord.  The first Letter of Credit (the “First LC”) shall be in an amount, at all times, equal to Six Hundred Fifty Thousand Dollars ($650,000), and shall be replaced each year throughout the Original Term and any renewal term with a like Letter of Credit in such amount.  The second Letter of Credit (the “Second LC”) shall be in an amount, at all times, equal to Four Hundred Thousand Dollars ($400,000) and shall be replaced each year throughout the Original Term and any renewal term with a like Letter of Credit in such amount; provided, however, the Second Letter of Credit shall be subject to release commencing twelve (12) months following the first day for the first full calendar month of the first lease year and on the first day of each calendar quarter thereafter commencing October 1, 2004, subject to Buyer’s receipt of a written request therefor from Tenant (the “Release Notice”), and provided all of the following conditions are satisfied:

1.                                       Tenant’s most recent audited financial statements have been certified by a firm of independent accountants, including such accountants’ opinion thereon, and such opinion is unqualified; and, Tenant provides Landlord with a certification that its most recently due tax returns were timely filed with the federal and state taxing authorities and

2.                                       Landlord has timely received  all monetary obligations due to Landlord due under this Lease on or before (but not after) the due date thereof during the 12-month period immediately preceding the Landlord’s receipt of the Release Notice (any payment made within an applicable cure period shall not be deemed a payment made “on the due date thereof”); and

3.                                       Tenant is not in breach of this Lease; and

4.                                       Tenant’s EBDA (as defined below) for the 12-month period as of the end of the quarter immediately preceding the Landlord’s receipt of the Release Notice is at least Two Hundred Thousand Dollars ($200,000).  “EBDA” means, with reference to any 12-month period, net income for such period, as determined in accordance with generally accepted accounting principals consistently applied (“GAAP”), plus all amounts deducted in arriving at such net income amount in respect of all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period.  EBDA shall not include any extraordinary, one time, nonrecurring gain, income or loss, and

5.                                       Tenant timely filed all reports and financial information with the Securities and Exchange Commission that may be required under applicable law to be filed by Tenant for its most recent annual period and the most recently passed quarterly period.

Replacement Letters of Credit shall be received by Landlord at least forty five (45) days prior to the expiration date of the existing Letter of Credit.  If such replacement letter is not received, Landlord shall give written notice of such failure to Tenant.  If such replacement Letter of Credit is not received by Landlord within ten (10) days from the date of such notice, Landlord may draw the Letter of Credit.  Upon a draw of a Letter of Credit, Tenant shall immediately furnish a replacement Letter of Credit to Landlord.  The Security Deposit shall be held by Landlord without liability for interest.  Tenant shall be responsible for all fees associated with the issuance and transfer of the Letters of Credit.  In the event of  Tenant’s failure to keep and perform any of the terms, covenants, and conditions of this Lease, with all cure periods, if any, having first expired, or in the event of a material misrepresentation by Tenant to Landlord of Tenant’s financial condition either prior to execution hereof or during the term hereof in any written reports or financial information provided to Landlord by Tenant pursuant to this Lease (excluding errors or inaccuracies in the Quarterly Financial Statements, as defined below, which do not constitute intentional fraud in such statements and excluding the failure to meet any projection provided as a part of any of the Quarterly Financial Statements), Landlord, at its option, may appropriate and apply the Security Deposit, or so much thereof as may be necessary, to compensate Landlord for all loss or damage sustained or suffered by Landlord by reason thereof.  Any draw on a Letter of Credit shall cure the default to the extent of the draw.  Should the entire Security Deposit or any portion thereof be so appropriated and applied, Tenant, upon written demand of Landlord forthwith, shall restore the full amount of the Letter of Credit, and Tenant’s failure to do so within five (5) days after receipt of such demand, at the option of Landlord, shall constitute a breach by Tenant in Tenant’s obligations under this Lease and Landlord may pursue its remedies set forth in this Lease without further notice of any kind.  Except for the failure of Tenant to provide replacement Letters of Credit (which shall be governed by the first three (3) sentences of this paragraph), in the event of any breach of this Lease under paragraph 13.1 hereof, Landlord may immediately and without prior notice to Tenant draw either or both of the Letters of Credit applying such amounts first to any past due amounts hereunder or losses or damages resulting from any uncured default of Tenant hereunder, thereafter to Landlord’s costs and expenses in connection therewith and thereafter to claims of Landlord against Tenant.  The Letters of Credit shall be promptly returned to Tenant upon the expiration or earlier termination thereof in accordance with this Section 4.4.

Section 4.5                                      Financial Information.  Upon request of Landlord, Tenant within fifteen (15) days after such request, shall furnish Landlord with:

1.                                       audited financial statements satisfactory to Landlord which accurately reflect Tenant’s and/or Tenant’s affiliates financial condition for the immediately previous fiscal year of Tenant or Tenant’s affiliates; provided, however, that Tenant shall not be required to provided such information prior to one twenty (120) days following its fiscal year end; and

2.                                       unaudited financial statements of Tenant and Tenant’s affiliates as of the end of each quarterly fiscal period (the “Quarterly Financial Statements”); provided, however, that Tenant shall not be required to provide such information prior to forty-five (45) days following such quarter end.

ARTICLE V

SERVICES, ALTERATIONS, AND REPAIRS

Section 5.1                                      Services.  Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Premises.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

Section 5.2                                      Alterations to Premises. Tenant may remove, replace or reconfigure the interior of any improvements located on the Premises from time to time provided that Tenant does not take any action which would adversely affect the structural integrity or decrease the market value of any such improvements or of the Premises without the prior written consent of Landlord.  In the absence of a written agreement to the contrary, all alterations, repairs, or improvements, except unattached movable trade fixtures, office furniture, and unattached movable equipment of Tenant, shall be and remain the property of Landlord.

Section 5.3                                      Upkeep of Premises. Tenant shall at all times, at Tenant’s sole cost and expense, keep the Premises and every part thereof in first class condition and repair consistent with the condition of the Premises following the completion of the tenant improvements described in Article XXIV, including but not limited to the interior and exterior washing of windows and other glass at reasonable intervals but not less than two (2) times per year, ordinary wear and tear and casualty excepted.

Section 5.4                                      Absolute Triple Net Lease; No Landlord Obligation.  It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises, all of which obligations are intended to be that of Tenant; provided, however, that if any Capital Repair (defined below) must be made during the last twenty four (24) months of the term of this Lease, then the cost of the Capital Repair shall be prorated between the parties, with Tenant paying an amount equal to the product of multiplying the cost of such Capital Repair by a fraction, the numerator of which is the number of months remaining on the Lease, and the denominator of which is the useful life (as determined in accordance with GAAP) of the Capital Repair, stated in months. For purposes of this Section 5.4, “Capital Repair” shall mean the replacement of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment (i.e.; compressor but not filters or other disposables), and (ii) roof.  In the event of the exercise by Tenant subsequent to such Capital Repair of an option to extend the term of this Lease, Tenant, concurrent with the commencement of such option, shall reimburse Landlord for the portion of the Capital Repair, if any, paid for by Landlord which covered the option term.  It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

Section 5.5                                      Right to Re-enter.  Landlord reserves and at all times shall have the right to re-enter the Premises in any emergency, and also during regular business hours with reasonable notice to inspect the same, without abatement of rental.

Section 5.6                                      Waiver.  Tenant waives the provisions of Civil Code §§ 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent due under this Lease.

ARTICLE VI

LIENS

Section 6.1                                      Tenant shall keep the Premises demised hereunder free from any liens, including but not limited to mechanic’s liens.  In the event any lien attaches to the Premises by virtue of an act or failure to act on the part of Tenant, Landlord shall have the right, but not the obligation, to pay the amount of such lien to cause its release and such amount shall be considered additional rent to be paid to Landlord by Tenant on demand with interest at ten percent (10%) per year from the day of such release.  Upon request by Landlord, Tenant shall immediately cause any lien filed against the Premises to be released or bonded in a manner reasonably satisfactory to Landlord.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

Section 7.1                                      Except for a Permitted Sublease (defined below), Tenant shall not assign this Lease nor sublet the Premises in whole or in part without the Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, provided the transferee has a net worth (computed in accordance with generally accepted accounting principles) at least substantially similar to the net worth of Tenant on either the date hereof or the date of such proposed assignment, whichever results in the greater net worth.  An assignment or subletting made by Tenant with the prior written consent of Landlord shall not release, discharge, or otherwise affect the liability of Tenant under this Lease, nor shall any such assignment or subletting relieve Tenant from the requirement of obtaining the prior written consent of Landlord to any subsequent assignment or subletting.  Landlord shall at all times have the right to sell, assign or transfer, pledge, hypothecate, or otherwise encumber this Lease or Landlord’s fee interest in the Premises as security or absolutely.  If Tenant is a corporation or partnership, the alienation of fifty percent (50%) or more of the ownership of such entity or its assets by its present owners shall be considered an assignment of this Lease and shall constitute a default by Tenant in Tenant’s obligations under this Lease unless the prior written consent of Landlord is obtained, which consent which shall not be unreasonably withheld or delayed, provided the transferee has a net worth (computed in accordance with generally accepted accounting principles) at least substantially similar to the net worth of Tenant.  Landlord’s consent shall not be required for a Permitted Sublease.  A Permitted Sublease shall be a lease which terminates automatically in the event of a termination of this Lease or the uncured default by Tenant hereunder and which is (i) any existing sublease as of the date of this Lease, as reflected on Schedule 1 of this Lease, (ii) any sublease shorter than five (5) years in duration and (iii) any sublease for less than 5,000 square feet.  Subleases which are in excess of five (5) years in duration (excluding those entered into with the parties listed in Schedule 1) or in excess of 5,000 square feet shall require Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Landlord shall not be deemed unreasonable in withholding consent to any proposed sublease where the proposed sublease rent is less than the greater of (a) 95% of the then current market rent, or (b) 90% of the then current Base Rent.  Tenant shall furnish Landlord copies of all subleases reflected on Schedule 1 and shall furnish Landlord copies of any future subleases together with contact information for all subtenants upon execution or commencement of any such sublease.  In the event of a transfer of Landlord’s title or interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee any unused Security Deposit held by Landlord.  Upon such transfer or assignment and delivery of the Security Deposit, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by Landlord.

Section 7.2                                      Expense.  Tenant shall reimburse Landlord for the reasonable time and expense incurred by Landlord in processing any request of Tenant for approval by Landlord of assignment or subletting pursuant to this Lease.

ARTICLE VIII

LANDLORD’S NON-LIABILITY AND INDEMNIFICATION OF LANDLORD

Section 8.1                                      Non-Liability of Landlord.  Landlord or its agent shall not be liable for any injury or damage to persons or to property, including the property of Tenant, resulting from any cause whatsoever, unless caused solely by the acts or omissions of Landlord.

Section 8.2                                      Indemnification to Landlord.  Tenant covenants to indemnify and hold Landlord and/or its agents harmless from and against any and all liability, damages, expenses, fees, penalties, actions, causes or actions, suits, costs, claims, or judgments arising from injury during the term of this Lease to persons or property within or without the Premises occasioned wholly or in part by an act or acts, omission or omissions of Tenant, its agents, servants, contractors, employees, visitors, licensees, or any other person or the condition of the Premises, except to the extent caused solely by the acts or omissions of Landlord.

ARTICLE IX

INSURANCE

Section 9.1                                      Public Liability and Property Damage Insurance.  Tenant, at its sole cost and expense, shall purchase and maintain in force at all times during the term, public liability and property damage insurance insuring against loss, cost and expense by reason of injury to or the death of persons or damage to or the destruction of property arising out of or in connection with the occupancy or use by Tenant, its employees, agents and assigns, of the Premises, including, but without limiting the generality of the foregoing, the sidewalks in front of and in back of the Premises and the loading and delivery areas for the Premises, such insurance to be obtained and maintained for the benefit and protection of both Landlord and Tenant, to include both Landlord and Tenant as named insureds, to be carried with an insurer acceptable to Landlord, and to have limits of liability of not less than $5,000,000.00 per occurrence on a combined single limit basis.  Tenant shall also secure and maintain at its sole cost and expense and at all times during the term of this Lease, as extended insurance in unlimited amounts to protect itself from claims under workers or workmen’s compensation acts, occupational disease acts and other similar laws, and Tenant shall also secure and maintain at all times during the term insurance in amounts, having deductibles and with insurance carriers or companies decided upon by Tenant within its sole discretion, insuring the contents of the Premises and any and all Tenant improvements thereto and personal property or trade or business fixtures contained therein against loss or damage by fire and other perils.

Section 9.2                                      Insurance on Building and Improvements.  Tenant, at its sole costs and expense, shall purchase and maintain in force at all times during the term, a policy or policies insuring loss or damage to the Premises and all improvements located on the Premises (including, without limiting the generality of the foregoing, any and all signs and sign structures) by fire and other perils normally covered by standard all-risk insurance or the essential equivalent thereof (subject to the general availability of such coverage in the insurance industry) (excluding the perils of flood), in an amount equal to the full replacement costs of the Premises.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed

$10,000.00 per occurrence.  Upon Landlord’s request, Tenant shall provide earthquake coverage on the Premises, if a majority of California lending financial institutions would require such coverage on the Premises, it being understood and agreed by the parties that as of the date of execution of this Lease the Landlord does not require such coverage.  In the case of any required earthquake insurance, such deductible shall not exceed ten percent (10%) of the loss.

Section 9.3                                      Copies of Policies to be Furnished by Tenant.  Tenant shall furnish Landlord, upon the execution of this Lease and at least annually thereafter and upon making any coverage changes, with either a copy of each of the policies insuring the risks referred to in the foregoing Sections of this Article or certificates of insurance evidencing such coverage and renewals thereof, and providing that such policies may not be canceled on less than thirty (30) days prior written notice to Landlord (or, if Tenant’s insurance company is unwilling to provide such notice, Tenant shall furnish Landlord with evidence of payment of the annual premium of such policies at least thirty (30) days prior to the expiration of such policies).  Should Tenant fail to carry the insurance required herein and furnish Landlord with the policies or certificates of insurance within five (5) calendar days after a written request or notice to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

ARTICLE X

HOLDING OVER

Section 10.1                                If Tenant shall retain possession of the Premises with the written consent of Landlord after the expiration of this Lease, and rent is accepted from Tenant during such period, such occupancy and payment shall be construed as an extension of this Lease for a period from month to month only from the date of such expiration.  In such event, if either Landlord or Tenant desires to terminate the Lease at the end of any month, the party desiring to terminate the same shall give the other party at least thirty (30)-days written notice to that effect.  Failure on the part of the Tenant to give such notice shall obligate it to pay rent for an additional calendar month, following the month in which Tenant vacates the Premises.  If Tenant retains possession of the Premises after the expiration of this Lease without the written consent of Landlord, Tenant shall pay to Landlord, as liquidated damages, 150% the amount of Base Rent (including additional rent, if applicable) specified in this Lease for each month that Tenant retains possession of the Premises or any part thereof after termination of this Lease.  This provision shall not be deemed to waive Landlord’s right to re-entry or any other right hereunder or at law.

ARTICLE XI

LANDLORD’S RIGHT OF ACCESS

Section 11.1                                Tenant shall permit Landlord, or its authorized representatives, to enter the Premises during usual business hours and upon reasonable notice (or at any time for the purpose of making emergency repairs) for the purposes of inspection.

Section 11.2                                Tenant shall permit Landlord, or its authorized representatives, to enter the Premises during the last one hundred eighty (180) days of the term of this Lease for the purpose of showing the Premises to prospective tenants at times which will not unreasonably interfere with Tenant’s business.  If Tenant shall vacate the Premises during the last month of the term of this Lease, Landlord shall have the unrestricted right thereafter to enter the same to commence preparations for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant’s obligation to pay rent for the full term of this Lease.

ARTICLE XII

SUBORDINATION

Section 12.1                                This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now or at any time hereafter be or become a lien upon the Building of which the Premises are a part or upon Landlord’s interest therein, and to any renewal, extension, modification, or refinancing thereof.  In confirmation of such subordination, Tenant shall, at Landlord’s request, promptly execute and deliver such further instrument or instruments of subordination of this Lease to the lien of any mortgage or deed of trust.

Section 12.2                                In the event that Landlord transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a lien to which this Lease is subordinated (i) Tenant shall, subject to the non-disturbance provisions of Section 12.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Tenant and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Landlord shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Landlord’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Tenant might have against any prior Landlord, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior Landlord, which has not been delivered to such new owner.

Section 12.3                                Tenant’s subordination of this Lease shall be subject to receiving from Landlord’s lender a non-disturbance agreement in substantially the form attached hereto as Exhibit B (a “Non-Disturbance Agreement”), which Non-Disturbance Agreement provides that Tenant’s possession of the Premises, and this Lease, including any options, will not be disturbed so long as Tenant is not in breach hereof and attorns to the record owner of the Premises.  Concurrently upon the execution of this Lease, Landlord shall obtain a Non-Disturbance Agreement from U.S. National Bank Association, in the lender’s form attached as referenced above.

Section 12.4                                Self-Executing.  Except for the Non-Disturbance Agreement to be obtained from U.S. National Bank Association pursuant to Section 12.3, the agreements contained in this Article 12 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

ARTICLE XIII

DEFAULT

Section 13.1                                A “default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants or conditions under this Lease.  A “breach” is defined as the occurrence of one or more of the following defaults, and the failure of Tenant to cure such default within any applicable grace period:

1.                                       The abandonment of the Premises.

2.                                       The failure of Tenant to make any payment of rent required to be made by Tenant hereunder, whether to Landlord or to a third party, when due, when such failure continues for a period of five (5) days following written notice to Tenant; provided; however, that Tenant shall not be entitled to notice of nonpayment more than once in any twelve (12) month period.

3.                                       The failure of Tenant to make any payment of any Security Deposit required to be made by Tenant hereunder, whether to Landlord or to a third party, when due, or to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure for any of the foregoing other than the failure to pay any Security Deposit hereunder continues for a period of five (5) days following written notice to Tenant (except in the case of an endangerment or threat to life or property in which event no written notice shall be required), or the  material misrepresentation by Tenant to Landlord of Tenant’s financial condition in any written reports or financial information provided to Landlord by Tenant pursuant to this Lease (excluding errors or inaccuracies in the Quarterly Financial Statements, as defined below, which do not constitute intentional fraud in such statements and excluding the failure to meet any projection provided as a part of any of the Quarterly Financial Statements).

4.                                       The failure by Tenant to (i) comply with Section 3.1, (ii) provide evidence of the rescission of an unauthorized assignment or subletting or (iii) provide a requested subordination, where any such failure continues for a period of 10 days following written notice to Tenant.

5.                                       A default by Tenant as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraphs 13.1(1), (2) or (3), above, where such default continues for a period of 30 days after written notice; provided, however, that if the nature of Tenant’s default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a breach if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

6.                                       The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor as defined in 11 U.S. . §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially alt of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (5) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

7.                                       The discovery that any financial statement of Tenant given to Landlord pursuant to this Lease (excluding errors or inaccuracies in the Quarterly Financial Statements, as defined below, which do not constitute intentional fraud in such statements and excluding the failure to meet any projection provided as a part of any of the Quarterly Financial Statements) was materially false.

8.                                       Tenant’s failure to furnish Landlord with evidence of payment of the annual premium of the insurance policies as required in Section 9.3 at least thirty (30) days prior to the expiration of such policies if such policies do not provide that they may not be canceled on less than thirty (30) days prior written notice to Landlord.

Section 13.2                                In the event of any breach of this Lease by Tenant or the occurrence of an event of default for which there is no applicable cure period stated herein, Landlord, in addition to any other rights or remedies it may have by law or otherwise, shall have the immediate right of re-entry and may remove all persons and property from the Premises.  Such property may be removed and stored at the cost of and for the account of Tenant.  Should Landlord elect to re-enter as herein provided, or should Landlord take possession upon the expiration of this Lease, without terminating this Lease, Landlord may relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord’s sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.  Upon such reletting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for such period of such reletting; or (b) at the option of the Landlord, rents received by the Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations an repairs; and third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

Section 13.3                                Landlord may at any time terminate this Lease for any breach, in addition to any other remedy Landlord may have, and Landlord may recover from Tenant all damages

Landlord may incur by reason of such breach, including the cost of recovering the Premises, and including the rent reserved and charges in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable along with attorneys’ fees from Tenant to Landlord.

Section 13.4                                In the event of Tenant’s default hereunder, Landlord’s remedies shall be cumulative, and no remedy expressly provided for herein shall be deemed to exclude any other remedy set forth herein or allowable by law.

Section 13.5                                Default of Landlord.  Landlord shall in no event be charged with default in the performance of its obligations under this Lease unless and until Landlord shall have received written notice from Tenant specifying wherein Landlord has failed to perform any obligation hereunder, and Landlord shall have failed to perform such obligation, or remedy such default, within thirty (30) days (or such additional time as is reasonably required to correct any such default) after receipt of such notice from Tenant.  In the event Landlord fails to provide Tenant with a Non-Disturbance Agreement concurrently with any new financing or refinancing of the Premises, Landlord will cooperate with Tenant and authorize Tenant to deal directly with the lender of any new financing or refinancing to attempt to obtain a Non-Disturbance Agreement.

Section 13.6                                Status of Landlord.  Notwithstanding any other provision of this Lease, Tenant agrees that no officer, director, agent, partner, member, or employee of Landlord shall be responsible or liable for the performance or non-performance of any agreement, covenant, or obligation of Landlord in this Lease in his or her individual or personal capacity, and Tenant agrees to look solely to the assets of Landlord and its affiliates and successors and the proceeds of insurance carried or required to be carried by Landlord hereunder (excluding any claims of Landlord in either of the Letters of Credit referenced above) for the payment and satisfaction of all obligations and liabilities of Landlord hereunder.

ARTICLE XIV

DAMAGE BY FIRE AND EMINENT DOMAIN

Section 14.1                                If, during the term of this Lease, any improvement upon the Premises, or any part thereof, is damaged by fire or other casualty, and this Lease is not terminated pursuant to section 14.2 hereof, Tenant shall repair such damage and restore the Premises to substantially the same condition in which the Premises existed before the occurrence of such fire or other casualty, this Lease shall remain in full force and effect and Tenant shall be required to continue to pay Base Rent without reduction.  The proceeds of any insurance award shall immediately be made available to Tenant to the extent and upon the terms made available to Landlord by its lender.

Section 14.2                                If (a) more than fifty percent (50%) of the Premises is damaged by fire or other casualty during the term of this Lease (other than by Tenant’s acts or omissions to act) or (b) the insurance proceeds made available by Landlord or its lender for disbursement in accordance with then current construction loan disbursement procedures of Landlord’s lender in respect of the restoration or repair of such damage are not adequate to pay the entire cost of the repair and restoration work to be performed by Tenant in accordance with section 14.1 hereof

(including inadequacy resulting from the requirement of the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises that the insurance proceeds be applied to such indebtedness), then, in any such event, either Landlord or Tenant shall have the right, by giving written notice to the other within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice.  A total destruction of the Property shall automatically terminate this Lease effective as of the date of such total destruction.

Section 14.3                                Landlord shall have the right to terminate this Lease if any part of the Premises is taken by exercise of the power of eminent domain during the term of this Lease.  Tenant shall have the right to terminate this Lease if twenty five percent (25%)  or more of the Premises is taken by exercise of the power of eminent domain during the term of this Lease.  In each such case, Landlord or Tenant shall exercise such termination right by giving written notice to the other within sixty (60) days after the date of such taking.  If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 14.3, this Lease shall terminate as of the date of such taking.  If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 14.3, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises.  If all of the Premises is taken by exercise of the power of eminent domain during the term of this Lease, this Lease shall terminate as of the date of such taking.

Section 14.4                                If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 14.4, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing.  Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant’s sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant’s movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses.

ARTICLE XV

SURRENDER OF PREMISES

Section 15.1                                At the end of the term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to the Landlord possession of this Premises, together with all improvements thereof or additions thereto, by whomsoever made, in at least the same condition as received, or first installed, ordinary wear and tear and damage by fire or other casualty not caused by the act or negligence of Tenant excepted.  Any property not removed by Tenant shall be deemed abandoned at the termination of this Lease, and title to the same shall thereupon pass to Landlord.  Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation any claims made by any succeeding Tenant founded on such delay.

ARTICLE XVI

WAIVER

Section 16.1                                The waiver (or failure to insist upon strict performance) by Landlord or Tenant of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE XVII

NOTICES

Section 17.1                                All notices and other communications which may or are required to be given by either party to the other hereunder shall be in writing and may be delivered in person (by hand or courier) or by United States Postal Services, registered or certified  mail, return receipt requested, postage prepaid, addressed to the Tenant at:  the Premises; and addressed to the Landlord at: the address stated above or to such other firm or to such other place as Landlord or agent may from time to time designate in writing, in accordance with the terms of this paragraph.  Such notice shall be deemed to have been given and received either on the date of personal delivery or three (3) days after posting in the United States Postal Services as set forth above.  If Tenant is provided with the name and address of any mortgagee of the Premises, Tenant shall send to such mortgagee a copy of the notice of default or demand for performance served on Landlord and shall permit such mortgagee to cure such default or otherwise perform Landlord’s obligations within thirty (30) days after receipt of such written notice by such mortgagee.

ARTICLE XVIII

ABANDONMENT

Section 18.1                                If Tenant shall abandon or vacate the Premises before the end of the term or any other event shall happen entitling Landlord to take possession thereof, Landlord may take possession of the Premises, relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating the Tenant’s liability hereunder, and Tenant shall remain liable to pay the rent herein reserved less the net amount actually realized from any such reletting after deduction of any expenses incident to such repossession and reletting.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

Section 19.1                                Governing Law.  This Lease shall be governed by the laws of the State of California.

Section 19.2                                Writing Controls.  It is agreed that neither Landlord nor Tenant has made any statement, promise, or agreement or in any way modifies, varies, alters, enlarges, or invalidates any of this Lease’s provisions and that no obligations of Landlord or Tenant shall be implied in addition to the obligations herein stated.

Section 19.3                                Air and Light.  This Lease does not grant or guarantee Tenant a continuance of light and air over any property adjoining the Premises.

Section 19.4                                Quiet Possession.  Landlord covenants that Tenant, upon paying the rent herein provided and performing all of the covenants of this Lease by it to be performed, shall have quiet possession of the Premises during the term hereof except as a result of any condition of the Premises or title thereto not caused by Landlord or of any act of Tenant in connection with the Premises either prior to or during the term of this Lease.  Tenant acknowledges that it sold the Premises to Landlord and takes its interest herein subject to any and all restrictions, encumbrances, covenants, leases and other items disclosed of record, all conditions that would be revealed by a minimum standard survey and all physical conditions of all or any portion of the Premises and that Landlord makes no warranty or representation and has no liability in connection therewith.

Section 19.5                                Memorandum of Lease.  At the request of either party, the parties agree to execute and record a memorandum of this Lease.

Section 19.6                                Partial Invalidity.  If any term, covenant, condition, or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 19.7                                Dedications, etc.  Within ten (10) days after receipt of written request from Landlord, Tenant agrees, at Landlord’s cost and expense, to execute and deliver to Landlord for recordation any deeds of utility easements or rights-of-way or other instruments affecting the Premises which may be requested by Landlord for any purpose, so long as the same shall not unreasonably interfere with Tenant’s use of Premises.

Section 19.8                                Relationship of Landlord and Tenant.  Landlord shall in no way be construed or held to be a partner or associate of Tenant in the conduct of its business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

Section 19.9                                Brokerage Commissions. Broker’s Commission.  Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorney fees in connection therewith).

Section 19.10                          Estoppel Certificates.  Tenant will, at any time or from time to time, at the request of Landlord, execute, acknowledge, and deliver to Landlord a certificate by Tenant certifying (i) whether or not this Lease is unmodified and in full force and effect (or, if there have been modifications, the extent to which this Lease is in full force and effect as modified and stating the modifications), (ii) whether or not there are then existing any off-sets of defenses against the enforcement of any provisions of this Lease (and, if so, specifying the same), and (iii) the dates, if any, to which rent and additional rent and other charges have been paid in advance.  Any such certificate may be relied upon by any prospective assignee or mortgagee or Landlord’s interest hereunder.

Section 19.11                          Gender and Number.  Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural (and vice versa), when the sense requires.

Section 19.12                          Titles.  The titles and article or paragraph headings are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer to the benefit of, the respective successors and assigns of the Landlord and the Tenant.

Section 19.13                          Waivers.  No waiver of any condition or covenant in this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of this Lease.

Section 19.14                          Certificates.  Tenant and Landlord agree that, upon request of the other, it will execute a certificate with respect to the status of this Lease setting forth that it is in full force and effect and has not been altered, modified or amended (or specifying the nature of same); that there are no defaults of the other party known to the party so certifying (or specifying the nature of any known defaults); and stating the date to which rental has been paid.

Section 19.15                          Relationship of Parties.  Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto.

Section 19.16                          Construction and Titles.  Whenever a word appears herein in its singular form, such word shall include the plural; and the neuter gender shall include the masculine and feminine genders.  This Lease shall be construed without reference of titles of Articles or Sections, which are inserted for reference only.  If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the full extent permitted by law.  If Tenant is a partnership or entity the members of which are subject to personal liability, or if Tenant is more than one individual, the liability of each such member or individual shall be joint and several.

Section 19.17                          Costs.  The losing party shall pay and indemnify the other party against all costs and charges, including attorneys’ fees, incurred in enforcing any covenant or agreement contained in this Lease.

Section 19.18                          Binding Mediation.  Except for the need for any party to seek a provisional remedy in a court of law to secure or preserve the rights and benefits conferred in this Lease, including injunctive relief, any controversy or dispute arising out of this Lease shall be determined by binding mediation.  Mediation hearings shall be held in Orange County, California, subject to Landlord attending by telephone at Landlord’s option.  Any such controversy shall be mediated by a single mediator who shall be a neutral and impartial lawyer with excellent academic and professional credentials specializing in general commercial matters, with experience in the field of contract law and leases.  If the parties cannot agree on the selection of the mediator within ten (10) calendar days, the mediator shall be selected in accordance with the Commercial Mediation Rules of the American Arbitration Association.  The mediator shall hear and determine said controversy in accordance with applicable law, the intention of the parties as expressed in this Lease and any amendments hereto, and upon the evidence produced at any mediation hearing, all based upon such procedures and rules of limited and expedited discovery as are established by the mediator.  The award shall be rendered within twenty (20) days after the conclusion of the final hearing, and may include attorneys’ fees and costs to the prevailing party pursuant to Section 19.17.  Judgment may be entered on the award in any court of competent jurisdiction.

Section 19.19                          Financial Representation.  Tenant hereby represents and warrants to Landlord that Tenant has closed on the line of credit in the amount of $2,500,000.  Tenant represents and warrants to Landlord that the financial statements of Tenant attached hereto as Exhibit C are true and correct in all material respects. Tenant further represents and warrants to Landlord that although the projections attached as a part of Exhibit C are projections only and subject to change, such projections were prepared by Tenant in good faith and without knowledge of any material misrepresentation or falsehood.

ARTICLE XX

INSOLVENCY OR BANKRUPTCY

Section 20.1                                Insolvency or Bankruptcy.  In the event Tenant shall become a debtor under Chapter 7 of the Federal Bankruptcy Code (“Code”) or a petition for reorganization or adjustment of debts is filed concerning a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code or a proceeding is filed under Chapter 7 and is converted to a proceeding under Chapter 11 or 13, provided this Lease is in default (other than of a provision relating to the insolvency or financial condition of the Tenant), the Trustee or Tenant, as Debtor-in-Possession may not elect to assume this Lease unless, at the time of such assumption, the Trustee, as Debtor-in-Possession has:

(i)                                     Cured or provided Landlord “adequate assurance” (as defined below) that:

(a)                        within sixty (60) days from the date of such assumption, the Trustee or Debtor-In-Possession will cure all monetary defaults under this Lease; and

(b)                       Within ninety (90) days from the date of such assumption, the Trustee or Debtor-in-Possession will cure all non-monetary defaults under this Lease.

(ii)                                  For purposes of this Section, Landlord and Tenant acknowledge that, in the context of bankruptcy proceedings of Tenant, at a minimum “adequate assurance” shall mean the Trustee or Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the Premises.

Landlord and Tenant expressly agree that (i) and (ii) above are inapplicable in their entirety if Tenant has not defaulted on this Lease prior to the filing of any petition and further, that such default must have been one other than related to the insolvency or financial condition of Tenant.  If the Trustee or Debtor-in-Possession has assumed the Lease pursuant to the provisions of this Section for the purpose of assigning Tenant’s interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Debtor-in-Possession or the proposed assignee have complied with all of the terms, covenants and conditions of Article IV of this Lease, with Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. When, pursuant to the code, the Debtor in Possession or Trustee shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the rent payable by Tenant hereunder. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

ARTICLE XXI

ENVIRONMENTAL

Section 21.1                                Definitions and Tenant’s Obligations and Indemnification.  As used herein, the term “Hazardous Material” or “Hazardous Substance” means any hazardous or toxic substance, material, or waste, or pollutant or contaminant which is or becomes regulated by any local governmental authority, the State of California or the United State Government.  “Environmental Laws” means all present of future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Premises.  Tenant shall not cause, allow, or permit any Hazardous Material to be brought upon, generated, manufactured, stored, handled, disposed of, or used at, on, about, or beneath the Premises or any portion of the Premises by Tenant, its agents, employees, contractors, invitees, or licensees without the prior written consent of Landlord.  Tenant represents and warrants to Landlord that during the term hereof shall comply fully with all federal, state, and local environmental, health, or safety statutes, rules, regulations, or ordinances.  If Tenant breaches the obligations stated in this Article XV, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damages resulting therefrom, then Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord and hold harmless Landlord, its subsidiaries, affiliates, successors, and assigns from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the term of this Lease as a result of such contamination. Tenant shall have no liability under this Lease with respect to the migration of any Hazardous Material at, on, about or beneath the Premises from adjacent properties not caused or contributed to by Tenant; provided, however, Tenant acknowledges that Landlord purchased the Premises from Tenant without a break in occupancy or control by Tenant.  Landlord and Tenant agree that any Hazardous Material or condition found in or about the Premises shall be deemed to have been caused or contributed to by Tenant unless a third party accepts responsibility or is found responsible for any required clean up of same. The provisions of this Article shall survive, and remain in full force and effect after, the date hereof and termination of the Term.

Section 21.2                                Compliance.  Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Premises whether such notice shall be served upon Landlord or Tenant.

Section 21.3                                Restrictions on Tenant.  Tenant shall operate its business and maintain the Premises in compliance with all Environmental Laws.  Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substances, except as necessary and appropriate for its permitted use under Section 3.1 of this Lease, in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws.

Section 21.4                                Notices, Affidavits, Etc.  Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.  Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Premises.

Section 21.5                                Landlord’s Rights.  Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Premises.  In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant’s property or business caused thereby.

Section 21.6                                Tenant’s Indemnification.  Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorney’s fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 21.  The covenants and obligations under this Article 21 shall survive the expiration or earlier termination of this Lease.

ARTICLE XXII

OPTION TO REPURCHASE PREMISES

Section 22.1                                Tenant shall have the right to repurchase the Premises at any time during the period beginning on the first day of the third year of the Original Term of the Lease and ending on the last day of fifth year of the Original Term of the Lease.  Tenant shall exercise any such right to repurchase the Premises by providing at least sixty (60) days written notice to Landlord.  If closing has not occurred within one hundred twenty (120) days from the date of such written notice, this option to repurchase shall be deemed waived and terminated without further documentation or notice.  The purchase price of the Premises shall be equal to the amount determined by dividing the annual Base Rent that otherwise would have been payable for the twelve (12) months following the closing of the repurchase of the Premises by the Tenant by eight and one-half percent (8.5%).  Tenant and Landlord shall effect any such repurchase of the Premises pursuant to the terms and conditions of a purchase and sale agreement and escrow instructions substantially in the same form as the purchase and sale agreement and escrow instructions entered into with respect to Landlord’s purchase of the Premises, except with respect to the purchase price, which shall be determined as stated in the preceding sentence.  During the pendency of any such sale upon the exercise of such repurchase option, Tenant shall continue to occupy the Premises under the terms of this Lease.

ARTICLE XXIII

OPTION TO TERMINATE LEASE

Section 23.1                                Tenant shall have the right to terminate this Lease at any time during the period beginning on the first day of the third year of the Original Term of the Lease and ending on the last day of fifth year of the Original Term of the Lease.  Tenant shall exercise any such right to terminate this Lease by providing at least six (6) months written notice to Landlord.

Tenant shall pay Landlord a Lease termination fee (the “Termination Fee”) equal to fifty percent (50%) of the amount equal to the net present value of the aggregate Base Rent payments remaining through expiration of this Lease (excluding any unexercised renewal options) at the time of Lessee’s exercise of such termination option, using a discount rate of 8.5%.  The Termination Fee shall be paid on or before the termination date of the Lease.

ARTICLE XXIV

TENANT IMPROVEMENT ALLOWANCE

Section 24.1                                Landlord shall expend an amount on improvements to the Premises (the “Tenant Improvement Allowance”) in the amount of Fifty Thousand Dollars ($50,000.00) for the costs incurred by Landlord for the design and construction of the improvements required by Landlord (collectively, the “Tenant Improvements”) to be applied by Landlord in constructing the Tenant Improvements pursuant to this Lease.  In no event shall Landlord be obligated to make expenditures pursuant to this Lease in a total amount which exceeds the Tenant Improvement Allowance.  Any amount of the Tenant Improvement Allowance not utilized by Landlord within six (6) months of the date of this Lease for construction of the Tenant Improvements shall be credited by Landlord against the next installment of Base Rent then due.

Section 24.2                                Within three (3) business days of receipt of an invoice or any supporting documentation (“Billing Documents”) for construction of the Tenant Improvements, Landlord shall submit such Billing Documents to Tenant.  Tenant shall review the Billing Documents and/or work performed and, within three (3) business days after receipt of such Billing Documents, Tenant shall inform Landlord that it approves the invoice or that it disputes the invoice.  In the event Tenant disputes the invoice, such dispute shall be accompanied by a detailed written explanation of the reasons for Tenant’s disapproval.  As to all disapproved Billing Documents, the parties shall use best efforts to resolve such dispute promptly.  Failure of Tenant to reasonably disapprove any Billing Documents within the above-referenced three (3) business day period, shall be deemed to constitute Tenant’s approval thereof.  All approved invoices for Tenant Improvement Allowance Items shall be paid by Landlord pursuant to Landlord’s disbursement process prior to delinquency.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

SCP PARK MEADOWS, LLC

By:	/s/ John B. Urbahns
Name:	John B. Urbahns
Title:	Member

REVCARE, INC.

By:	/s/ Fred McGee
Name:	Fred McGee
Title:	CFO